Exhibit 10.1

Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made.

LOAN SERVICING AGREEMENT

between

LEAD BANK

and

AFFIRM, INC.,
as Servicer

Dated as of

May 31, 2023

TABLE OF CONTENTS

i

Exhibits
Exhibit A    Accepted Servicing Practices
Exhibit B    Servicing Fee
Exhibit C    Form of Power of Attorney
ii

This LOAN SERVICING AGREEMENT, dated as of May 31, 2023 (the “Effective Date”), is between AFFIRM, INC., a Delaware corporation (“Affirm”), in its capacity as servicer (“Servicer”), and LEAD BANK, an FDIC insured state-chartered bank (“Bank”).
RECITALS
WHEREAS, Affirm and Bank have entered into that certain Loan Program Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Program Agreement”), pursuant to which Affirm has agreed to provide services to Bank for the origination of loans;
WHEREAS, Affirm and Bank have entered into that certain Loan Sale Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which Bank has agreed to sell the loans specified therein from time to time; and
WHEREAS, Servicer has agreed to service the Bank Loans (as defined below), and Servicer and Bank desire to set forth the terms and conditions under which Servicer will service such Bank Loans on behalf of Bank;
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1.    Definitions.
Capitalized terms used in this Agreement shall have the meanings specified in the Program Agreement, or if not defined therein, in the Sale Agreement; or if not defined in the Program Agreement or the Sale Agreement, as set forth below:
“Accepted Servicing Practices” shall mean the collection and servicing policies of the Servicer with respect to the servicing and administration of the Bank Loans delivered by the Servicer to Bank and attached as Exhibit A, as such policies may be amended, restated, modified or supplemented from time to time in accordance with the terms of this Agreement.
“Agreement” shall mean this Loan Servicing Agreement, including all exhibits and schedules attached hereto or delivered in connection herewith.
“Ancillary Fees” shall mean [***].
“Applicable Requirements” shall mean, as of the time of reference, (a) this Agreement, (b) the applicable Loan Documents, (c) all Applicable Laws applicable to Servicer or to the enforcement and servicing of the Bank Loans where failure to comply would reasonably be expected to have a Material Adverse Effect on Servicer or the Bank Loans and (d) all judicial and administrative judgments, orders, stipulations and injunctions applicable to Bank, Servicer and the Bank Loans.
“Back-Up Servicer” shall mean a back-up servicer that is in the business of servicing loans similar to the Bank Loans, that is designated by Servicer, and acceptable to Bank.
“Back-Up Servicing Agreement” shall mean a back-up servicing agreement with a Back-Up Servicer, on terms and conditions satisfactory to Bank.
“Bank” has the meaning set forth in the preamble to this Agreement.
“Bank Loan” shall mean a Loan that is owned by Bank.
“Bankruptcy Code” shall mean Title 11 of the United States Code. 11 U.S.C. §§ 101 et. seq., as amended from time to time.
“Collection Account” shall mean any deposit account designated by Bank by written notice to Servicer after the Effective Date; provided that Bank shall give Servicer at least five (5) Business Days prior written notice of any change to the Collection Account.
“Collection Agent” shall mean any Person that Servicer hires to provide servicing and collection activities for a Delinquent Loan or a Defaulted Loan.
“Collection Fees” shall mean [***].
“Collection Period” shall mean, with respect to any Monthly Settlement Date, the calendar month immediately preceding such Monthly Settlement Date; provided that for the initial Monthly Settlement Date, the Collection Period shall mean the period commencing on the ninetieth (90th) day following the Effective Date and ending on the last day of the calendar month in which the ninetieth (90th) day following the Effective Date occurs.
“Debtor Relief Laws” shall mean (i) the Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.
“Defaulted Loan” shall mean, as of any date of determination, a Bank Loan (i) for which the related Borrower is more than one hundred twenty (120) calendar days past due on any portion of any payment required to be made under the terms of the related Loan Documents in an amount greater than [***], (ii) for which the related Borrower has become the subject of a proceeding under a Debtor Relief Law and Affirm has actual knowledge of such proceeding, (iii) which the Servicer has charged off or is required to charge off pursuant to the Accepted Servicing Practices and has an outstanding principal balance of more than [***] or (iv) was obtained fraudulently by a Borrower.

“Delinquent Loan” shall mean, as of any date of determination, a Bank Loan that is not a Defaulted Loan and for which the related Borrower is more than thirty (30) calendar days past due on any portion of any payment required to be made under the related Loan Documents in an amount greater than [***].
“DRP” has the meaning set forth in Section 5.3(n).
“Insolvent” shall mean, with respect to any specified Person, the failure by such Person to pay its debts in the ordinary course of business, the inability of such Person to pay its debts as they come due or the condition whereby the sum of such Person’s debt is greater than the sum of its assets.
“Loan Schedule” shall mean the schedule of Bank Loans being serviced hereunder and maintained by Servicer.
“Monthly Payment” shall mean, with respect to any Bank Loan, the scheduled monthly payment of principal or interest on such Bank Loan.
“Monthly Settlement Date” shall mean the tenth (10th) day of each month after the date of this Agreement or, if such day is not a Business Day, the following Business Day.
“Proceeds” shall mean, with respect to a Bank Loan, (i) all payments on account of principal received from the Borrower related to such Bank Loan; (ii) all payments on account of interest and fees (excluding Collection Fees) received from the Borrower related to such Bank Loan; (iii) all proceeds from the sale of Defaulted Loans and other recoveries; and (iv) any other payments on or proceeds of such Bank Loan received or recovered by or through Servicer, any Subcontractor or any Collection Agent.
“Program Agreement” has the meaning set forth in the recitals to this Agreement.
“Sale Agreement” has the meaning set forth in the recitals to this Agreement.
“Servicer” has the meaning set forth in the recitals to this Agreement.
“Servicer Event of Default” has the meaning set forth in Section 7.1(a).
“Servicing Compensation” shall mean the compensation payable to Servicer hereunder consisting of (a) the Servicing Fees and (b) the Ancillary Fees.
“Servicing Fee” has the meaning set forth in Exhibit B.
“Servicing File” shall mean, with respect to each Bank Loan, the items, documents, files and records pertaining to the servicing of such Bank Loan, including the computer files, data tapes, books, records, notes, copies of the Loan Documents, the related Borrower authorization to debit bank accounts by ACH transfer and all additional documents generated as a result of, or utilized in originating or servicing such Bank Loan, which are delivered to, or generated by, Servicer (or any Subcontractor or other agent on its behalf).

“Servicing Standard” shall mean the customary, reasonable and prudent standards of care for institutions servicing and administering unsecured consumer loans such as the Bank Loans.
“Subcontractor” shall mean, subject to the terms hereof, any vendor, third-party service provider or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood) of Bank Loans but performs one or more discrete functions with respect to Bank Loans under the direction or authority of Servicer, which excludes any Collection Agent, provided, that no Subcontractor shall be a Person that may be entitled to impose a statutory lien upon any Bank Loan to secure payment for services rendered by such Person.
“Tier Three Complaint” shall mean Complaints from federal or state regulators (e.g., CFPB, FDIC, State Attorney General or other governmental agency, official or elected representative), complaints that are received from a Borrower’s attorney or directed to the chief executive officer, a board member or other executive officer of the Servicer or the Bank. Complaints alleging violations of law and complaints that seriously threaten legal action; other matters that raise legal implications or for which there is ambiguity or uncertainty as to whether any legal issues are implicated.
Section 1.2.    Rules of Construction.
The rules of construction set forth in Section 1.2 of the Program Agreement shall be applicable to this Agreement.
ARTICLE II

BANK’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
Section 2.1.    Contract for Servicing; Possession of Servicing Files.
(a)    Appointment. From the date specified in Section 2.1(f) until the earlier of: (i) such date as all Bank Loans are paid in full or become Defaulted Loans; (ii) subject to the terms of the Sale Agreement, Bank sells, transfers or otherwise disposes of such Bank Loan, or (iii) this Agreement is terminated in accordance with Section 7.1, Bank authorizes, appoints and contracts with Servicer, as an independent contractor, subject to the terms of this Agreement, to service each such Bank Loan in accordance with the terms of this Agreement. Servicer hereby accepts such appointment and agrees to act as the Servicer hereunder.
(b)    Servicing File. Servicer shall maintain each Servicing File with respect to the Bank Loans.
(c)    Power of Attorney. Bank hereby appoints Servicer to enforce its rights and interests in and under the Bank Loans, and hereby grants an irrevocable power of attorney in the form set forth as Exhibit C to take, as appropriate, in Bank’s name and on behalf of Bank any and all steps necessary or desirable, in the determination of Servicer, to collect all amounts due under any and all Bank Loans in accordance with the terms of this Agreement, commence enforcement proceedings, exercise other powers under the Bank Loans, execute and deliver instruments of satisfaction or cancellation, or full or partial discharge, with respect to the Bank Loans, endorse Bank’s name on checks and other instruments representing payments and enforce the Bank Loans.
(d)    Loan Ownership. As between Servicer and Bank, record title to each Bank Loan and the related Loan Documents shall remain in the name of Bank.
(e)    Modifications. Servicer may waive, modify or vary any term of any Bank Loan or consent to the postponement of strict compliance with any such term or in any manner, or grant indulgence to any Borrower of a Bank Loan if such action is consistent with the Servicing Standard and the Accepted Servicing Practices. Without limiting the generality of the foregoing, Servicer, in its own name or in the name of Bank, is hereby authorized and empowered by Bank in accordance with the Accepted Servicing Practices to execute and deliver, on behalf of Bank, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to any Bank Loan; provided, however, that Servicer shall not be entitled to release, discharge, terminate or cancel any Bank Loan or the corresponding Loan Documents unless (i) Servicer shall have received payment in full of all principal, interest and fees owed by the Borrower related thereto, or (ii) Servicer accepts a short pay or reduced payment of full principal, interest and fees owed on such Bank Loan in accordance with Accepted Servicing Practices.
(f)    Effectiveness. The provisions of this Agreement shall become effective on the Effective Date.
Section 2.2.    Use of Subcontractors.
Bank acknowledges that Servicer may use one or more Subcontractors to assist or facilitate the servicing of the Bank Loans; provided that the use of a Subcontractor shall not relieve Servicer of any of its obligations hereunder, including with respect to (a) any reporting requirements pursuant to this Agreement and (b) the obligation to cause all Proceeds of such Bank Loans to be deposited into the Collection Account pursuant to Section 3.1(a). Servicer shall remain responsible for any and all acts or omissions of its Subcontractors to the same extent as if such acts or omissions were taken or omitted by Servicer directly. Servicer shall conduct periodic monitoring and auditing of all Subcontractors to ensure compliance with the Accepted Servicing Practices, the Applicable Requirements and the Servicing Standard, and report any findings of material noncompliance to the Bank in accordance with Section 3.6.
ARTICLE III

SERVICING OF BANK LOANS
Section 3.1.    Servicer to Service Bank Loans.
(a)    With respect to each Bank Loan, Servicer shall: (i) direct the Borrower related to such Bank Loan to make all payments to Servicer, (ii) remit all payments received by Servicer related to such Bank Loan to the Collection Account within three (3) Business Days of receipt by

Servicer and (iii) answer the inquiries, complaints, demands and requests of the related Borrower in accordance with the Accepted Servicing Practices.
(b)    With respect to each Bank Loan, Servicer shall make available on its website a copy of Bank’s privacy notice or, on or prior to each anniversary date of the Commencement Date for such Bank Loan, deliver a copy of Bank’s privacy notice to the related Borrower.
Section 3.2.    Collection and Liquidation of Loans.
(a)    Continuously until the date a Bank Loan ceases to be serviced under this Agreement, Servicer shall, in accordance with Applicable Laws, the Accepted Servicing Practices and the Servicing Standard, use its commercially reasonable efforts to collect all Monthly Payments and any other payments due under each Bank Loan when the same shall become due and payable in such manner that reasonably attempts to maximize the receipt of such amounts.
(b)    Promptly following any Bank Loan becoming a Defaulted Loan, Servicer shall charge off such Bank Loan. If Servicer delegates any of its duties hereunder to a Collection Agent in accordance with Section 2.2 and any related past due amounts are received with respect to any Defaulted Loan, such Bank Loan shall no longer be a Defaulted Loan, and Servicer shall resume its servicing and collection obligations with respect to such Bank Loan. To the extent Servicer receives information from a Collection Agent regarding any Defaulted Loans, Servicer shall make available upon Bank’s request such information in the reports regarding the Bank Loans that are required to be delivered under this Agreement.
Section 3.3.    Withdrawals from Collection Account; Fees.
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Section 3.4.    Credit Reporting. Servicer shall furnish, in accordance with the FCRA and the Accepted Servicing Practices, information related to Bank Loans to Experian Information Solutions, Inc. For purposes of the FCRA, Servicer, and not Bank, shall be the “furnisher.”
Section 3.5.    Statements and Reports. Servicer shall provide or make available or cause to be provided or made available to Bank the following:
(a)    on or before each Monthly Settlement Date, a written report in a form agreed to by Bank and Servicer, which may be in electronic form, that shall state the amount of the Servicing Fee payable on such Monthly Settlement Date that has been netted by Servicer or is owed by Bank and such other information as may be reasonably requested by Bank;
(b)    on a monthly basis, a log of customer complaints (including private or state attorneys general, the Better Business Bureau or other regulatory complaints) and investigations relating to any of the Bank Loans or to the Servicer, in a form reasonably satisfactory to Bank; and

(c)    on or before each Monthly Settlement Date, data submissions and reports reasonably required by Bank to maintain effective internal controls and monitor results under this Agreement or to comply with any Applicable Laws; as of the ninetieth (90th) day following the Effective Date, this reporting shall consist of the items set forth in Schedule 3.2(f) of the Program Agreement.
Section 3.6.    Inspection Rights and Remediation.
At the same time as an audit performed pursuant to Section 3.2(f) of the Program Agreement, Servicer shall provide Bank and the applicable Regulatory Authorities with reasonable access to Servicer’s (and shall use its reasonable efforts to cause any Subcontractor or Collection Agent to provide access) offices, books and records (solely to the extent such books and records pertain to the Bank Loans), the officers, employees and accountants of Servicer in each case, and to all computer files containing the Loan Documents, for the purpose of ensuring that Servicer and any Subcontractor or Collection Agent are complying with the Accepted Servicing Practices, the Applicable Requirements and the Servicing Standard.
Section 3.7.    Maintenance of Fidelity Bond and Errors and Omissions Insurance.
Servicer shall maintain with responsible companies, at its own expense, the insurance coverage required by Section 9.1(r) of the Program Agreement.
ARTICLE IV

GENERAL SERVICING PROCEDURES
Section 4.1.    Satisfaction of Bank Loans and Release of Loan Documents.
Upon the receipt of all payments in satisfaction of any Bank Loan, Servicer shall release or otherwise deliver a notice to the related Borrower that the last payment has been received. Servicer shall provide appropriate notification of the satisfaction in full of such Bank Loan and the cancellation or termination of the related Loan Documents promptly to Bank, but in no event later than the time period prescribed by any Applicable Laws or a Regulatory Authority.
Section 4.2.    Servicing Compensation.
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Section 4.3.    Consumer Complaints.
(a)    Servicer and Bank acknowledge and agree that Servicer is responsible for receiving and responding timely to consumer complaints (as they pertain to Bank Loans or the Borrowers related thereto) and shall maintain complaint resolution policies and procedures acceptable to Bank.
(b)    Servicer shall provide the Bank with notice and copies of any Tier Three Complaint within three (3) Business Days of receipt. Servicer shall promptly propose an appropriate response to such Tier Three Complaint, and Bank shall approve the final responses for all Tier Three Complaints. If Bank does not object to Servicer’s responses within five (5) Business Days, responses shall be considered approved by Bank.
ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 5.1.    Representations and Warranties of Servicer. As a condition to the consummation of the transactions contemplated hereby, Servicer hereby makes the following representations and warranties as of the date hereof to Bank:
(a)    Servicer is a corporation duly organized, validly existing under the laws of the State of Delaware and has full corporate authority and power to execute, deliver and perform its obligations under this Agreement;
(b)    The execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of Servicer’s certificate of incorporation and shall not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Servicer is a party;
(c)    This Agreement constitutes a valid, legal and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable insolvency, bankruptcy reorganization, receivership, moratorium, conservatorship or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) to the extent that such enforceability may be limited by general principles of equity (whether considered in a suit in law or in equity);
(d)    All authorizations, approvals, licenses, consents, registrations and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Servicer, have been obtained (other than those required to be made to or received from Borrowers or Loan Applicants) except where the failure to obtain such authorizations, approvals, licenses, consents or registrations would not reasonably be expected to have a Material Adverse Effect on Servicer;
(e)    There are no investigations or proceedings pending or, to the best of Servicer’s knowledge, threatened against Servicer (i) seeking to prevent the consummation of any of the transactions contemplated by Servicer pursuant to this Agreement, (ii) asserting the invalidity or enforceability of this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on the performance by Servicer of its obligations under this Agreement, (iv) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or (v) that would reasonably be expected to have a Material Adverse Effect on Servicer or its operations if resolved adversely to it;

(f)    To the best knowledge of the Servicer, neither Servicer nor any principal thereof has been or is the subject of any of the following that will materially affect Servicer’s ability to perform its obligations under this Agreement:
(i)    an enforcement agreement, memorandum of understanding, cease and desist order, the suspension, surrender or revocation of a license of any kind (other than the operation of a motor vehicle), administrative penalty or similar agreement or other monetary sanctions by a state or local entity concerning discrimination or lending matters, or participation in the affairs of a financial institution;
(ii)    an administrative or enforcement proceeding or investigation commenced by any Governmental Authority or Regulatory Authority; or
(iii)    a restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices on the part of Servicer or any principal thereof.
For purposes of this Section 5.1(f) the word “principal” of Servicer shall include (i) any person owning or controlling [***] or more of the voting power of Servicer, (ii) any officer or director of Servicer and (iii) any person actively participating in the control of Servicer’s business;
(g)    Servicer is not Insolvent; and
(h)    Servicer has in place a business continuity plan consistent with standard industry practices (for businesses in the same or similar business and location(s)), which may be part of its disaster recovery plan, designed to enable the Bank Loans to be serviced upon any business interruption or failure.
Section 5.2.    Representations and Warranties of Bank. As a condition to the consummation of the transactions contemplated hereby, Bank hereby makes the following representations and warranties as of the date hereof to Servicer:
(a)    This Agreement constitutes a valid and binding obligation of Bank, enforceable against Bank in accordance with its terms except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity.
(b)    Bank is an FDIC-insured state-chartered bank, duly organized, validly existing, and in good standing under the laws of the State of Missouri and under applicable federal law.
(c)    Bank has full corporate power and authority to execute, deliver and perform all its obligations under this Agreement.

(d)    The execution of this Agreement and the completion of all actions required or contemplated to be taken by Bank hereunder are within the ordinary course of Bank’s business and not prohibited by Applicable Laws.
(e)    The execution, delivery and performance of this Agreement have been duly authorized by Bank, and are not in conflict with and do not violate the terms of the charter or by-laws of Bank and shall not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party.
(f)    To Bank’s reasonable knowledge, no Bank Loan is subject to any right of recission, set off, claim, counterclaim or defense, including the defense of usury.
(g)    No consent, approval, license, registration, authorization or order of any Regulatory Authority is required for the execution, delivery and performance by Bank of, or compliance by Bank with this Agreement, including the holding of each Bank Loan hereunder, or if any such consent, approval, authorization, registration, filing or order is required, Bank has obtained or shall obtain it prior to the date hereof.
Section 5.3.    Covenants of the Servicer. Servicer hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, it will:
(a)    Compliance with Applicable Laws. Comply with all Applicable Laws where the failure to do so would have a Material Adverse Effect, including those with respect to the Bank Loans, the Proceeds and the Servicing Files or any part thereof.
(b)    Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)    Obligations and Compliance with Loan Documents. Fulfill and comply with all obligations on the part of the Servicer to be fulfilled or complied with under or in connection with each Loan Document and, except as expressly provided herein, will do nothing to impair the rights of Bank in, to and under any Loan.
(d)    Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including an ability to re-create records evidencing Proceeds, including the Servicing Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Proceeds, including the Servicing Files.
(e)    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Comply and cause each of its Affiliates and Subcontractors to take action to comply in all material respects with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.

(f)    Total Systems Failure. Promptly notify Bank of any total systems failure that would have a Material Adverse Effect on Servicer’s ability to service the Bank Loans and if such failure occurs, it shall advise Bank of the projected time required to remedy such total systems failure. Until a total systems failure is remedied, it shall (i) furnish to Bank such periodic status reports and other information relating to such total systems failure as Bank may reasonably request and (ii) promptly notify Bank if it believes that such total systems failure cannot be remedied by the projected completion date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto.
(g)    Accepted Servicing Practices. Promptly, and in any event within one (1) month of such change, furnish to Bank any non-material changes made to the Accepted Servicing Practices. Servicer may implement any material changes to the Accepted Servicing Practices with Bank’s prior written consent. Upon the request of Bank, Servicer shall promptly provide a copy of the most Accepted Servicing Practices in effect as of such date of request.
(h)    Notice of Servicer Event of Default. As soon as possible after obtaining actual knowledge thereof, notify Bank of the occurrence of any Servicer Event of Default.
(i)    Notice to Bank. Advise Bank in writing promptly upon Servicer’s actual knowledge and in reasonable detail of (i) any lien asserted or claim made against any portion of the Bank Loans and (ii) the occurrence of any other event which would have a Material Adverse Effect on the security interest of Bank in the Bank Loans or the collectability of all or a material portion of the Proceeds.
(j)    Accounting Policy. Promptly notify Bank of any change in the Servicer’s accounting policies that would have a Material Adverse Effect on the Bank Loans.
(k)    Notices Regarding Further Assurances. Promptly notify Bank of the occurrence of any event which, to the knowledge of the Servicer, would require that Bank make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all government authorities in accordance with the relevant UCC and any state license or registration authority as may be necessary or advisable to create, maintain and protect the ownership interest of Bank in, to and on the Bank Loans.
(l)    Back-Up Servicing Agreement. Bank may request that Servicer execute a Back-Up Servicing Agreement within sixty (60) days of such request with a Back-Up Servicer reasonably acceptable to Bank, and replace such agreement within a reasonable period of time if it is terminated; provided that unless a Servicer Event of Default has occurred and is continuing, the expenses of the Back-Up Servicer incurred directly by a Back-Up Servicer in connection with the Loans serviced under this Agreement shall be paid by Bank; provided further that in the event that Servicer enters into a Back-Up Servicing Agreement with a Back-Up Servicer and such Back-Up Servicer would not incur any additional costs associated with agreeing to provide back-up servicing services with respect to the Bank Loans, Servicer shall cause such Back-Up Servicer to provide back-up servicing services related to the Bank Loans; provided further that Bank shall be responsible for paying any costs charged by the Back-Up Servicer specifically related to the back-up servicing of the Bank Loans.

(m)    Disaster Recovery. Servicer shall establish and maintain a disaster recovery plan and business continuity plan, consisting of policies and procedures, as well as ancillary back-up capabilities and facilities (“DRP”), that is designed to enable the performance of Servicer’s duties and obligations contemplated under this Agreement in the event of any natural disaster or other unplanned interruption of services. At the request of Bank, Servicer shall provide a current copy or summary of the DRP. Servicer shall not amend the DRP in a manner that knowingly materially increases the risks of disruptions and delays of its services without the consent of the Bank. Reinstating the services contemplated under this Agreement shall receive as high a priority as reinstating the similar services provided to Servicer’s affiliates and other customers.
(n)    Servicing Policies. Servicer shall maintain policies and procedures relating to the Accepted Servicing Practices, Applicable Requirements, the Servicing Standard and Applicable Laws, including procedures relating to periodic training and on-going monitoring of Servicer, all Subcontractors, and all Collection Agents; provided that Bank may request that Servicer amend any such policy or procedure in order to comply with Applicable Law upon reasonable prior notice and Servicer shall implement any such reasonable amendment as soon as practicable.
Section 5.4.    Negative Covenants of the Servicer. Servicer hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, it will not:
(a)    Accepted Servicing Practices. Agree to or otherwise implement any material change in the Accepted Servicing Practices with respect to which Bank has objected, which change would reasonably be expected to impair the collectability of any Proceeds.
(b)    Extension or Amendment of Bank Loans. Except as otherwise permitted pursuant to the Accepted Servicing Practices, extend, amend or otherwise modify the terms of any Bank Loan.
(c)    No Liens. Sell, pledge, assign or transfer to any other Person, or cause to be granted, created, incurred or assumed any lien on the Bank Loans or any interest therein.
(d)    Release; Additional Covenants. Except as permitted by the Accepted Servicing Practices, release the Borrower from any Bank Loan in whole or in part except (i) in the event of payment in full by the Borrower thereunder, or (ii) upon such Bank Loan becoming a Defaulted Loan.
Section 5.5.    Covenants of Bank. Bank hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, it will:
(a)    Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(b)    Notice to Servicer. Advise Servicer in writing promptly upon Bank’s actual knowledge and in reasonable detail of (i) any lien asserted or claim made against any portion of the Bank Loans and (ii) the occurrence of any other event which would have a Material Adverse Effect on the security interest of Bank in the Bank Loans or the collectability of all or a material portion of the Proceeds.
ARTICLE VI

SERVICER
Section 6.1.    Limitation on Resignation by Servicer. Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Servicer and Bank, or upon Servicer’s reasonable determination that its duties hereunder are no longer permissible under Applicable Laws and such incapacity cannot be cured by Servicer without any unreasonable costs or expenses. Each of Servicer and Bank shall be responsible for its own costs associated with any such transfer of servicing, including the transfer of the Servicing Files and the Loan Documents unless such transfer is as a result of a Servicer Event of Default, in which event all such expenses shall be paid by Servicer.
Section 6.2.    Reliance and Other Matters. Servicer, if not Affirm or an Affiliate of Affirm, shall be under no obligation to appear in, prosecute or defend any legal action which is not directly related to its duties as Servicer hereunder that in its reasonable determination may cause it to incur any expense or liability.
Section 6.3.    Bank Notification. In the event that Bank receives any communication from a Borrower related to a Bank Loan, Bank shall promptly forward such communication to Servicer.

ARTICLE VII

TERMINATION
Section 7.1.    Servicer Event of Default.
(a)    This Agreement shall be terminable at the sole option of Bank, without penalty, upon the occurrence of any of the following (each, a “Servicer Event of Default”):
(i)    Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property; or
(ii)    Servicer shall fail to remit any amounts it has received in respect of the Bank Loans and that are required to be remitted to the Collection Account in accordance with Section 3.1(a), which failure continues unremedied for a period of five (5) Business Days after receipt by Servicer of a written notice from Bank describing such failure; or
(iii)    failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in this Agreement and which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to Servicer by Bank; or
(iv)    failure of any representation or warranty made by the Servicer in this Agreement to be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made except those made as of a specific date so long as they were true and correct in all material respects and not false or misleading in any material respect as of such specific date and, in each such case, if susceptible to cure, such occurrence shall not have been cured in all material respects within thirty (30) days after receipt by Servicer of written notice of such failure from Bank. For the avoidance of doubt, the materiality qualifiers set forth in this clause (iv) shall not apply to any representation or warranty that is already subject to a materiality qualifier; or
(v)    any Regulatory Authority shall have condemned, seized or appropriated, or have assumed custody or control of, all or any substantial part of the property of Servicer, or shall have taken any action to displace the management of Servicer or to curtail its authority in the conduct of the business of Servicer; or
(vi)    Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(vii)    any Material Adverse Effect occurs with respect to the Servicer; or
(viii)    Servicer is insolvent.
(b)    This Agreement shall automatically terminate if there shall be commenced by or against Servicer any voluntary or involuntary bankruptcy petition, or Servicer shall make an offer or assignment or compromise for the benefit of creditors.
(c)    Either party has the right to terminate this Agreement immediately upon written notice to the other if (i) a Change of Control occurs with respect to the other party that the terminating party determines in its reasonable discretion will have a Material Adverse Effect on the Program or (ii) such party determines in its reasonable discretion that the activities of the parties under this Agreement are illegal under or prohibited by any Applicable Laws; provided, however, that if the illegality or prohibition is a state or local rule, either party may in its discretion discontinue the Agreement in those states or localities affected by such Applicable Laws without terminating this Agreement in its entirety for such reason. Any such determination requiring the termination of the other shall, if reasonably requested by such party, be evidenced by an opinion of counsel to such effect obtained at the cost of the terminating party and delivered to the terminated party, which opinion of counsel shall be in form and substance reasonably acceptable to such party.

(d)    Either party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other, or earlier upon written notice to the other party if (i) any Regulatory Authority having jurisdiction over the terminating party requires that such party terminate this Agreement, or (ii) in the case of the Bank, termination is necessary to avoid the potential for material loss to the Bank, if the Bank determines in its reasonable discretion that the continuing operation of the Agreement may materially adversely affect the safety and soundness of Bank.
(e)    Upon receipt by Servicer of such written notice of termination pursuant to Section 7.1(c), or upon automatic termination of this Agreement as provided in Section 7.1(b), or upon receipt by non-terminating party of such written notice of termination pursuant to Section 7.1(d): (i) all authority and power of Servicer under this Agreement related to Bank Loans shall pass to and be vested in Bank and Bank (or its designee) is hereby authorized and empowered to execute and deliver, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Bank Loans, to direct Borrowers under Bank Loans, insurers, Subcontractors and Collection Agents to remit all Proceeds as directed by Bank (or its designee), or otherwise; (ii) Servicer shall (A) promptly, and in any event within thirty (30) days, place in such successor’s possession all Servicing Files, (B) in a timely manner do or cause to be done all other acts or things necessary or appropriate that are reasonably requested by Bank to effect the purposes of such notice of termination, including the transfer of the Bank Loans and related Loan Documents and Servicing Files; and (C) if such termination is after and during the continuance of a Servicer Event of Default, Servicer shall be responsible for documented and reasonable third party fees and expenses incurred in the transition of servicing to the Back-Up Servicer; (iii) Servicer shall, in a timely manner, cooperate with Bank (or its designee) in effecting the termination of the servicing responsibilities and rights hereunder and the transfer of the servicing functions and the Servicing Files, including the transfer to such successor for administration by it of all cash amounts which shall at the time be held by Servicer or thereafter received with respect to the Bank Loans; and (iv) Servicer shall be entitled to any accrued and unpaid Servicing Compensation through the effective date of such termination.
(f)    Upon its acceptance of appointment (by written notice of acceptance of all of the duties and obligations of Servicer hereunder), the successor servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof or thereof (other than in the case of the Back-Up Servicer, any such responsibility, duty or liability that it is not required to assume under the terms of the Back-Up Servicing Agreement), and all references in this Agreement or in the successor servicing agreement to the Servicer shall be deemed to refer to the successor servicer.
Section 7.2.    Term of this Agreement. This Agreement shall terminate upon the earlier to occur of (a) both the payment in full of each of the Bank Loans by the related Borrower and the termination of the Sale Agreement in accordance with the terms thereof, and (b) any termination of this Agreement in accordance with Section 7.1.

ARTICLE VIII

INDEMNIFICATION
Section 8.1.    Indemnification by Servicer. [***]
Section 8.2.    Indemnification by Bank. [***]
Section 8.3.    Indemnification Procedures. [***]
Section 8.4.    Mitigation of Losses. [***]
Section 8.5.    Single Recovery. [***]
ARTICLE IX

MISCELLANEOUS PROVISIONS
Section 9.1.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by email, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
To Bank:        Lead Bank
1801 Main Street
Kansas City, MO 64108
            Attention: Chief Legal and Risk Officer
            Email: [***]

To Servicer:        Affirm, Inc.
            650 California St., 12th Floor
            San Francisco, CA 94108
Attention: Brooke Major-Reid, Chief Capital Officer
Email: [***]

With a copy to:    Affirm, Inc.
            650 California St., 12th Floor
            San Francisco, CA 94108
            Attention: Capital Legal
            Email: [***]

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective upon delivery. Any notice or communication sent by email, or air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

Any notice or communication sent by registered or certified mail shall be deemed effective on the third business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.
Section 9.2.    Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
Section 9.3.    Governing Law; Arbitration. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MISSOURI STATE OR FEDERAL COURT SITTING IN JACKSON COUNTY, MISSOURI IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT NOT SUBJECT TO FURTHER APPEAL, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
Section 9.4.    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES OR LOST PROFITS (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
Section 9.5.    Further Assurances. Each party agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement.
Section 9.6.    Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Servicer and Bank and the respective successors and assigns of

Servicer and Bank. This Agreement may not be assigned, pledged or hypothecated by either party hereto without the prior written consent of the other party.
Section 9.7.    Entire Agreement. This Agreement, the Program Agreement and the Sale Agreement and the schedules and exhibits related thereto and the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements between the parties hereto with respect to the subject matter hereof or thereof, except where survival of prior written agreements is expressly provided for herein.
Section 9.8.    Amendment and Waivers. Except as otherwise expressly provided herein, this Agreement may only be amended by a writing signed by duly authorized officers of Servicer and Bank. No waiver of any provision of this Agreement, nor consent to any departure by either party therefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. By a written notice, either party may waive any default by the other in the performance of its obligations hereunder and its consequences.
Section 9.9.    Referrals. Neither party has agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other party for any commission, finder’s fee or like payment.
Section 9.10.    Interpretation; Headings. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. Captions and headings in this Agreement are for convenience only, and are not deemed part of this Agreement.
Section 9.11.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by electronic mail and that PDF signatures constitute original signatures and that a PDF signature page containing the signature (PDF or original) is binding upon the parties.
Section 9.12.    No Joint Venture or Partnership. Each party hereto (including any of its respective permitted successors and assignees) acknowledges and agrees that such party shall not hold itself out as an agent, partner or co-venturer of any other party hereto and that this Agreement and the transactions contemplated hereby, including the payment of any fees or the reimbursement of any expenses, is not intended and does not create an agency, partnership, joint venture or any other type of relationship between or among the parties hereto, except to the extent that any independent contractual relationship established hereby.
Section 9.13.    Survival. The provisions of Section 7.1(e), ARTICLE VIII and ARTICLE IX shall survive termination of Servicer and termination of this Agreement.
Section 9.14.    Disclosure of Confidential Information. Sections 10.4 and 10.5 of the Program Agreement are incorporated herein by reference and the parties hereto agree to be bound by the terms of such provisions.
[Signature Page Follows]

IN WITNESS WHEREOF, Servicer and Bank have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.
LEAD BANK, as Bank

By: /s/ Homam Maalouf______________
Name: Homam Maalouf
Title:    Chief Product Strategy Officer

AFFIRM, INC., as Servicer

By: /s/ Brooke Major-Reid____________
Name: Brooke Major-Reid
Title:     Chief Capital Officer
Loan Servicing Agreement

Exhibit A
Accepted Servicing Practices

Ex. A

Exhibit B
Servicing Fee

[***]
Ex. B

Exhibit C

Form of Power of Attorney
[_________], 20[__]
[______], a [_____] (the “Grantor”) hereby irrevocably constitutes and appoints Affirm, Inc., a Delaware corporation (the “Attorney”) (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be reasonably necessary for the sole and limited purpose of enabling the Attorney to service, administer and/or collect all loans held by Grantor, which were originated under that certain Program Agreement, dated as of [______], between Grantor and Attorney and are serviced by Attorney, as servicer on behalf of Grantor, pursuant to that certain Servicing Agreement, dated as of [______] between Grantor and Attorney (the “Servicing Agreement”) (collectively, the “Assets”), and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, in accordance with the Servicing Agreement, to:
(a) open mail for it, and ask, demand, collect, give acquaintances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances or other instruments for the payment of moneys due in respect of Assets, issue invoices in respect of unbilled Assets, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Assets;
(b) pay or discharge any taxes, liens or other encumbrances levied or placed on or threatened against any Assets;
(c) sell, on behalf of the Grantor defaulted Assets; and
(d) do and perform any and every act required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Grantor might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Grantor irrevocably waives any right to commence any suit or
    Ex. C-1

action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest.
    Ex. C-2

IN WITNESS WHEREOF Grantor has caused this power of attorney to be executed as of the date first written above.
[_______]
By:
Name:
Title:

    Ex. C-3

Acknowledgment of Execution by the Grantor:

[STATE OF [_____]     )
        )    ss.:
COUNTY OF [_____]         )

On the ____ day of _________ 20__ before me, the undersigned, a Notary Public in and for said [State], personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as ________________ for [________], and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires

    Ex. C-4